UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2018

KLONDEX MINES LTD.
(Exact name of registrant as specified in its charter)

British Columbia	001-37563	98-1153397
(State or other jurisdiction of
incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6110 Plumas Street Suite A
Reno, Nevada 89519
(Address of Principal Executive Offices)

(775) 284-5757
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01 Entry into a Material Definitive Agreement.

On March 16, 2018, Klondex Mines Ltd. (“Klondex,” “we”, “us” or “our”) entered into an arrangement agreement (the “Arrangement Agreement”) with Hecla Mining Company (“Hecla”) and 1156291 B.C. Unlimited Liability Company, a wholly-owned subsidiary of Hecla. Under the terms of the Arrangement Agreement, Hecla will acquire all of the outstanding shares of Klondex (the “Klondex Shares”), and Klondex’s shareholders will receive, for each Klondex Share, consideration with a value of US$2.71. The consideration will consist of (i) the equivalent of $2.47 in either cash only, shares of Hecla common stock (“Hecla Shares”) only, or a combination of cash and Hecla Shares, plus (ii) the equivalent of $0.24 in shares of a new company formed to hold Klondex’s Canadian assets (the “Spinco Shares”).

Under the terms of the Arrangement Agreement, with respect to the portion of the consideration described in (i) above, Klondex’s shareholders may elect to receive, for each Klondex Share, either (i) US$2.47 in cash (the “Cash Alternative”), or (ii) 0.6272 of a Hecla Share (the “Share Alternative”), or (iii) US$0.8411 in cash and 0.4136 of a Hecla Share (the “Combined Alternative”). The Cash Alternative and Share Alternative are subject to proration based on a maximum total cash consideration of US$157,410,417 and a maximum total number of Hecla Shares of 77,411,859. Klondex’s shareholders who fail to properly elect either the Cash Alternative or the Share Alternative will be deemed to have elected the Combined Alternative.

If all of Klondex’s shareholders elected either the Cash Alternative or the Share Alternative, as a result of proration, each shareholder would be entitled to receive, for each Klondex Share, US$0.8411 in cash and 0.4136 of a Hecla Share, in addition to $0.24 in Spinco Shares. The $0.24 in Spinco Shares will amount to 0.125 of a Spinco Share (after giving effect to a 1-for-8 share consolidation of Spinco Shares).

The Arrangement Agreement contains certain termination provisions requiring payment by one party to the other party depending on the circumstances of the termination. Certain terminations require Klondex to pay a termination fee of US$21 million to Hecla and other terminations require Klondex to reimburse Hecla for Hecla’s reasonable and documented out-of-pocket expenses incurred in connection with the transactions contemplated by the Arrangement Agreement. Terminations under certain circumstances require Hecla to pay a termination fee of US$21 million to Klondex.

The Arrangement Agreement contains provisions regarding the treatment of Klondex’s options, restricted share units, deferred share units and warrants in connection with the Arrangement Agreement, as well as limited representations, warranties and covenants.

The foregoing description of the Arrangement Agreement does not purport to be complete and is qualified in its entirety by the full text of the Arrangement Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Important Statement regarding the Arrangement Agreement.

The Arrangement Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Arrangement Agreement or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Arrangement Agreement were made as of specific dates, only for purposes of the Arrangement Agreement, and solely for the benefit of the parties to the Arrangement Agreement. The representations, warrants and covenants contained in the Arrangement Agreement may be subject to limitations, qualifications or other particulars agreed upon by the contracting parties. In particular, the assertions embodied in those representations and warranties are qualified by information in a confidential disclosure letter that we have exchanged in connection with signing the Arrangement Agreement. While we do not believe that such confidential disclosure letter contains information required to be publicly disclosed under applicable securities law, other than what has already been disclosed, the disclosure letter does contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Arrangement Agreement. You should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 8.01 Other Events.

On March 19, 2018, Klondex and Hecla issued a joint press release relating to the entry into the Arrangement Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. As announced in the joint press release, Klondex and Hecla will hold a conference call to discuss the transactions pursuant to the Arrangement Agreement at 5:30 a.m. (Pacific Time) on March 19, 2018. A slide presentation that will be made in connection with the conference call is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On March 19, 2018, Klondex also sent a letter to its employees notifying them of the entry into the Arrangement Agreement. A copy of the letter is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and the exhibits attached hereto constitute forward-looking statements within the meaning of United States securities laws and forward -looking information within the meaning of Canadian securities laws (collectively, "forward-looking statements"). Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, identified by words or phrases such as “expects”, “is expected”, “anticipates”, “believes”, “plans”, “projects”, “estimates”, “assumes”, “intends”, “strategy”, “goals”, “objectives”, “potential”, “possible” or variations thereof or stating that certain actions, events, conditions or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved, or the negative of any of these terms and similar expressions) are not statements of historical fact and may be forward-looking statements. Our forward-looking statements involve risks and uncertainties that may cause our actual results to materially differ from such forward looking statements. These risks and uncertainties include the occurrence of any event that could give rise to the termination of the proposed transaction; the failure to obtain the required shareholder approval or required regulatory clearance for the proposed transaction; and failure to satisfy other conditions to consummating the proposed transaction. Our forward-looking statements are based on the beliefs, expectations and opinions of management as of the date the statements were made. We do not assume any obligation to update our forward-looking statements if circumstances or management’s beliefs, expectations or opinions should change, except as required by law. For the reasons set forth above, investors should not place undue reliance on our forward-looking statements.

Important Additional Information and Where to Find It

In connection with the transaction contemplated under the Arrangement Agreement (the “Proposed Transaction”), Klondex will file with the SEC and mail or otherwise provide to its shareholders a proxy statement regarding the Proposed Transaction. BEFORE MAKING ANY VOTING DECISION, KLONDEX’S SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that Klondex files with the SEC (when available) from the SEC’s website at www.sec.gov and Klondex’s website at www.klondexmines.com. In addition, the proxy statement and other documents filed by Klondex with the SEC (when available) may be obtained from Klondex free of charge by directing a request to Mike Beckstead, Director, Investor Relations, Klondex Mines Ltd., 6110 Plumas Street, Suite A, Reno, Nevada, USA 89519, Phone: 775-284-5757.

None of the Hecla Shares and/or Spinco Shares to be issued pursuant to the Arrangement Agreement have been or will be registered under the Securities Act, or any state securities laws, and such securities are anticipated to be issued in reliance upon the exemption from such registration requirements afforded by Section 3(a)(10) of the Securities Act and applicable exemptions under state securities laws. This document does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Certain Participants in the Solicitation

Klondex, Klondex’s directors and certain of Klondex’s executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Klondex’s shareholders with respect to shareholder approval of the Proposed Transaction. Information regarding the names of Klondex’s directors and executive officers and their respective interests in Klondex by security holdings or otherwise is set forth in Klondex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 14, 2018 and Klondex’s definitive proxy statement for its 2017 Annual and Special Meeting of Shareholders filed with the SEC on April 11, 2017. Additional information regarding the interests of such individuals in the Proposed Transaction will be included in the proxy statement relating to such Proposed Transaction when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Klondex’s website at www.klondexmines.com.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit	Description

2.1*	Arrangement Agreement dated March 16, 2018

99.1	Press Release dated March 19, 2018

99.2	Slide presentation used in conference call on March 19, 2018.

99.3	Letter to Employees dated March 19, 2018

* Certain schedules have been omitted from this agreement. We will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KLONDEX MINES LTD.

Date:	March 19, 2018	By: /s/ Barry Dahl
Name: Barry Dahl
Title: Chief Financial Officer